                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 8, 1999

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19674
(Commission File Number)

94-3283464
(IRS Employer Identification No.)

2260 Douglas Boulevard, Suite 280, Roseville, California  95661
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code (916) 772-2221

Not Applicable
(Former name or former address, if changed since last report.)
                      INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets

        On January 8, January 19, and March 30, 1999, Waste Connections, Inc. ("WCI") acquired the stock of Roche & Sons, Inc., the Murrey Companies (that consist of Murrey's Disposal Company, Inc., D.M. Disposal Co., Inc., Tacoma Recycling Company, Inc. and American Disposal Company, Inc.), and Ritter's Sanitary Service, Inc. (the "Acquired Companies"), respectively. The mergers with the Acquired Companies were accounted for as poolings-of-interests. WCI hereby amends its historical audited financial statements for each of the three years in the period ended December 31, 1998, to include the financial information of the Acquired Companies. The amended financial statements of the Acquired Companies are included under Item 7 hereof.

Item 5. Other Events.

        On July 28, 1999, WCI announced second quarter 1999 earnings. A copy of the press release is attached as Exhibit 99.2

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.




             The following exhibits are filed herewith:

             Exhibit Number            Description
             --------------            -----------
             ex-23.1                   Consent of Ernst & Young LLP,
                                       Independent Auditors

             ex-99.1                   Schedule II

             ex-99.2                   Press release of WCI dated
                                       July 28, 1999.

                          INDEX TO FINANCIAL STATEMENTS

WASTE CONNECTIONS, INC. AND PREDECESSORS

  Report of Ernst & Young LLP, Independent Auditors .................  F-2
  Consolidated Balance Sheets of Waste Connections, Inc. as
     of December 31, 1997  and 1998 .................................  F-3
  Combined Statement of Operations of Predecessors for the
     nine months ended September 30, 1997 ...........................  F-4
  Consolidated Statements of Operations of Waste
     Connections, Inc. for the years ended
     December 31, 1997 and December 31, 1998 ........................  F-4
  Combined Statement of Operations of The Disposal Group for
     the period from January 1, 1996 through July 31, 1996 ..........  F-5
  Combined Statement of Operations of Predecessors for the
     period ended December 31, 1996 .................................  F-5
  Consolidated Statement of Operations of Waste
      Connections, Inc. for the year ended
      December 31, 1996 .............................................. F-5
  Consolidated Statements of Redeemable Stock and
     Stockholders' Equity (Deficit) of Waste Connections,
     Inc. for the years ended December 31, 1996, 1997,
     and 1998 .......................................................  F-6
  Combined Statement of Cash Flows of Predecessors for the
     nine months ended September 30, 1997 ...........................  F-7
  Consolidated Statements of Cash Flows of Waste
     Connections, Inc. for the years ended
     December 31, 1997 and December 31, 1998 ........................  F-7
  Combined Statement of Cash Flows of The Disposal Group for
     the period from January 1, 1996 through July 31, 1996 ..........  F-8
  Combined Statement of Cash Flows of Predecessors for the
     period ended December 31, 1996 .................................  F-8
  Consolidated Statements of Cash Flows of Waste
     Connections for the year ended December 31, 1996 ...............  F-8
Notes to Consolidated Financial Statements ..........................  F-9


                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Stockholders
Waste Connections, Inc.

    We have audited the accompanying financial statements of Waste Connections, Inc., and Predecessors as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998 which appear on pages F-3 through F-8 herein as listed in the accompanying Index to Financial Statements. Our audits also included the financial statement schedule included in exhibit 99.1. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Waste Connections, Inc. and Predecessors at December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                               ERNST & YOUNG LLP


Sacramento, California
February 17, 1999, except for
   the third, fourth and fifth
   paragraphs of Note 15, as to
   which the date is March 30, 1999

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                     ASSETS

                                                                      WASTE CONNECTIONS, INC.
                                                                            CONSOLIDATED
                                                                   -----------------------------
                                                                            DECEMBER 31,
                                                                      1997               1998
                                                                   ---------          ---------
Current assets:
  Cash and equivalents ...................................         $   1,119          $   3,166
  Accounts receivable, less allowance for doubtful
    accounts $126 and $544 at December 31, 1997
    and 1998, respectively ...............................             7,140             14,202
  Prepaid expenses and other current assets ..............               444              2,278
                                                                   ---------          ---------
         Total current assets ............................             8,703             19,646
Property and equipment, net ..............................            20,683             48,955
Intangible assets, net ...................................            11,479            100,644
Other assets .............................................               174              2,115
                                                                   ---------          ---------
                                                                   $  41,039          $ 171,360
                                                                   =========          =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term borrowings ..................................         $   1,628          $   1,500
  Accounts payable .......................................             4,485              8,238
  Advances from a related party ..........................               543                543
  Deferred revenue .......................................             1,530              3,174
  Accrued liabilities ....................................               251              5,484
  Current portion of long-term debt ......................             1,073             10,529
  Other current liabilities ..............................             2,403              2,758
                                                                   ---------          ---------
         Total current liabilities .......................            11,913             32,226
Long-term debt ...........................................            11,927             64,667
Deferred income taxes ....................................               922              2,339
Other long term liabilities ..............................             1,253              2,975
Commitments and contingencies (Note 8)
Redeemable convertible preferred stock: $.01 par
value; 2,500,000 shares authorized at December 31,
  1997; 2,499,998 shares issued and outstanding at
  December 31, 1997 (none authorized at December 31, 1998)             7,523                 --

Stockholders' equity:
  Preferred stock: $.01 par value; 7,500,000 and
    10,000,000 shares authorized at December 31,
    1997 and December 31, 1998, respectively; none issued
    and outstanding ......................................                --                 --
  Common stock: $.01 par value; 50,000,000 shares
    authorized; 5,743,128, and 12,878,361 shares
   issued and outstanding at December 31, 1997 and 1998,
   respectively ..........................................                58                129
Additional paid-in capital ...............................             5,315             66,297
Stockholder notes receivable .............................               (82)                --
Deferred stock compensation ..............................                --               (428)
Retained earnings ........................................             2,210              3,155
                                                                   ---------          ---------
         Total stockholders' equity ......................             7,501             69,153
                                                                   ---------          ---------
                                                                   $  41,039          $ 171,360
                                                                   =========          =========



                             See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1997 AND 1998
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                   PREDECESSORS
                                                   COMBINED NINE               WASTE CONNECTIONS, INC.
                                                   MONTHS ENDED                     CONSOLIDATED
                                                   SEPTEMBER 30,         -----------------------------------
                                                       1997                     YEAR ENDED DECEMBER 31,
                                                     (NOTE 1)                1997                   1998
                                                   ------------          ------------          -------------
Revenues .................................         $     18,114          $     39,871          $     91,203
Operating expenses:
  Cost of operations .....................               14,753                30,299                65,441
  Selling, general and administrative ....                3,009                 4,499                 9,251
  Depreciation and amortization ..........                1,083                 2,185                 6,927
  Start-up and integration ...............                   --                   493                    --
  Stock compensation .....................                   --                 4,395                   632
                                                   ------------          ------------          ------------
Income (loss) from operations ............                 (731)               (2,000)                8,952
Interest expense .........................                 (456)               (1,545)               (2,934)
Other income (expense), net ..............                   14                   256                    68
                                                   ------------          ------------          ------------
Income (loss) before income taxes ........               (1,173)               (3,289)                6,086
Income tax provision .....................                   --                  (339)               (3,030)
                                                   ------------          ------------          ------------
Income (loss) before extraordinary item ..               (1,173)               (3,628)                3,056
Extraordinary item -- early extinguishment
  of debt, net of tax benefit of $264 ....                   --                    --                (1,027)
                                                   ------------          ------------          ------------
Net income (loss) ........................         $     (1,173)         $     (3,628)         $      2,029
                                                   ============          ============          ============
Redeemable convertible preferred stock
  accretion ..............................                                       (531)                 (917)
                                                                         ------------          ------------
Net income (loss) applicable to common
  stockholders ...........................                               $     (4,159)         $      1,112
                                                                         ============          ============
Basic income (loss) per common share:
  Income (loss) before extraordinary item                                $      (0.78)         $       0.21
  Extraordinary item .....................                                         --                 (0.10)
                                                                         ------------          ------------
  Net income (loss) per share ............                               $      (0.78)         $       0.11
                                                                         ============          ============
Diluted income (loss) per share:
  Income (loss) before extraordinary item                                $      (0.78)         $       0.18
  Extraordinary item .....................                                         --                 (0.09)
                                                                         ------------          ------------
  Net income (loss) per common share .....                               $      (0.78)         $       0.09
                                                                         ============          ============
Shares used in calculating basic net
  income (loss) per share ................                                  5,315,695             9,903,421
                                                                         ============          ============
Shares used in calculating diluted net
  income (loss) per share ................                                  5,315,695            11,814,543
                                                                         ============          ============



                             See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                          YEAR ENDED DECEMBER 31, 1996
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                    PREDECESSORS
                                         -----------------------------------
                                           THE DISPOSAL
                                              GROUP
                                            COMBINED          PREDECESSORS
                                           PERIOD FROM      COMBINED PERIOD    WASTE CONNECTIONS, INC.
                                         JANUARY 1, 1996         ENDED             CONSOLIDATED
                                             THROUGH        DECEMBER 31, 1996        YEAR ENDED
                                          JULY 31, 1996         (NOTE 1)         DECEMBER 31, 1996
                                          -------------         --------         -----------------
Revenues ........................         $     8,738          $    13,422          $    29,363
Operating expenses:
  Cost of operations ............               6,174               11,420               22,747
  Selling, general and
     administrative .............               2,126                1,649                3,289
  Depreciation and amortization .                 324                  962                1,766
                                          -----------          -----------          -----------
Income (loss) from operations ...                 114                 (609)               1,561
Interest expense ................                 (12)                (225)                (422)
Other income (expense), net .....               2,661                 (147)                 312
                                          -----------          -----------          -----------
Income (loss) before income taxes               2,763                 (981)               1,451
Income tax (provision) benefit ..                (505)                  --                 (567)
                                          -----------          -----------          -----------
Net income (loss) ...............         $     2,258          $      (981)         $       884
                                          ===========          ===========          ===========
Basic and diluted net income per
  share .........................                                                   $      0.26
                                                                                    ===========
Shares used in per share
  calculation ...................                                                     3,443,128
                                                                                    ===========


                             See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   CONSOLIDATED STATEMENT OF REDEEMABLE STOCK
                            AND STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                             WASTE CONNECTIONS, INC. CONSOLIDATED
                                      ----------------------------------------------------------------------------


                                                  REDEEMABLE
                                                 CONVERTIBLE                             REDEEMABLE
                                               PREFERRED STOCK                          COMMON STOCK
                                      --------------------------------        --------------------------------
                                         SHARES               AMOUNT             SHARES              AMOUNT
                                      ------------        ------------        ------------        ------------
Balances at December 31, 1995 .                 --       $          --                  --        $         --
Net income ....................                 --                  --                  --                  --
                                      ------------        ------------        ------------        ------------
Balances at December 31, 1996 .                 --                  --                  --                  --
Sale of redeemable convertible
  preferred stock .............          2,499,998               6,992                  --                  --
Sale of common stock ..........                 --                  --                  --                  --
Issuance of common stock
  warrants ....................                 --                  --                  --                  --
Issuance of stockholder notes
  receivable ..................                 --                  --                  --                  --
Accretion of redeemable
  convertible preferred stock .                 --                 531                  --                  --
Dividends paid ................                 --                  --                  --                  --
Net loss ......................                 --                  --                  --                  --
                                      ------------        ------------        ------------        ------------
Balances at December 31, 1997 .          2,499,998               7,523                  --                  --
Issuance of redeemable common
  stock .......................                 --                  --           1,000,000               7,500
Issuance of common stock
  warrants ....................                 --                  --                  --                  --
Common stock sold in connection
  with initial public offering                  --                  --                  --                  --
Issuance of common stock ......                 --                  --                  --                  --
Accretion of redeemable
  convertible preferred stock .                 --                 917                  --                  --
Preferred stock dividend ......                 --                (161)                 --                  --
Conversion of redeemable
  preferred stock .............         (2,499,998)             (8,279)                 --                  --
Conversion of redeemable
  common stock ................                 --                  --          (1,000,000)             (7,500)
Deferred stock compensation
  associated with stock options                 --                  --                  --                  --
Amortization of deferred stock
  compensation ................                 --                  --                  --                  --
Exercise of stock options .....                 --                  --                  --                  --
Exercise of warrants ..........                 --                  --                  --                  --
Payment of stockholder notes
  receivable ..................                 --                  --                  --                  --
Dividends paid ................                 --                  --                  --                  --
Net income ....................                 --                  --                  --                  --
                                      ------------        ------------        ------------        ------------
Balances at December 31, 1998 .                 --        $         --                  --        $         --
                                      ============        ============        ============        ============



                                                             WASTE CONNECTIONS, INC. CONSOLIDATED
                                         ---------------------------------------------------------------------------
                                                                      STOCKHOLDERS' EQUITY
                                         ---------------------------------------------------------------------------

                                                COMMON STOCK           ADDITIONAL       STOCKHOLDER       DEFERRED
                                       ---------------------------       PAID-IN           NOTES            STOCK
                                          SHARES        AMOUNT           CAPITAL        RECEIVABLE      COMPENSATION
                                       ------------   ------------     ------------     ------------    ------------
Balances at December 31, 1995 .           3,443,128   $         35     $        410     $         --    $         --
Net income ....................                  --             --               --               --              --
Capital distribution ..........                  --             --             (107)              --              --
                                       ------------   ------------     ------------     ------------    ------------
Balances at December 31, 1996 .           3,443,128             35              303               --              --
Sale of redeemable convertible
  preferred stock .............                  --             --               --               --              --
Sale of common stock ..........           2,300,000             23            4,395               --              --
Issuance of common stock
  warrants ....................                  --             --              710               --              --
Issuance of stockholder notes
  receivable ..................                  --             --               --              (82)             --
Accretion of redeemable
  convertible preferred stock .                  --             --               --               --              --
Capital distribution ..........                                                 (93)
Dividends paid ................                  --             --               --               --              --
Net loss ......................                  --             --               --               --              --
                                       ------------   ------------     ------------     ------------    ------------
Balances at December 31, 1997 .           5,743,128             58            5,315              (82)             --
Issuance of redeemable common
  stock .......................                  --             --               --               --              --
Issuance of common stock
  warrants ....................                  --             --            2,388               --              --
Common stock sold in connection
  with initial public offering            2,300,000             23           23,963               --              --
Issuance of common stock ......           1,054,634             10           17,783               --              --
Accretion of redeemable
  convertible preferred stock .                  --             --               --               --              --
Preferred stock dividend ......                  --             --               --               --              --
Conversion of redeemable
  preferred stock .............           2,499,998             25            8,254               --              --
Conversion of redeemable
  common stock ................           1,000,000             10            7,490               --              --
Deferred stock compensation
  associated with stock options                  --             --              821               --            (821)
Amortization of deferred stock
  compensation ................                  --             --               --               --             393
Exercise of stock options .....              57,912              1              223               --              --
Exercise of warrants ..........             222,689              2              136               --              --
Payment of stockholder notes
  receivable ..................                  --             --               --               82              --
Capital distribution ..........                  --             --              (76)              --              --
Dividends paid ................                  --             --               --               --              --
Net income ....................                  --             --               --               --              --
                                       ------------   ------------     ------------     ------------    ------------
Balances at December 31, 1998 .          12,878,361   $        129     $     66,297     $         --    $       (428)
                                       ============   ============     ============     ============    ============




                                             WASTE CONNECTIONS, INC. CONSOLIDATED
                                      -------------------------------------------------
                                                    STOCKHOLDERS' EQUITY
                                      -------------------------------------------------

                                           RETAINED
                                           EARNINGS             TOTAL
                                         ------------        ------------
Balances at December 31, 1995 .          $      5,568        $      6,013
Net income ....................                   884                 884
Capital distribution ..........                    --                (107)
                                         ------------        ------------
Balances at December 31, 1996 .                 6,452               6,790
Sale of redeemable convertible
  preferred stock .............                    --                  --
Sale of common stock ..........                    --               4,418
Issuance of common stock
  warrants ....................                    --                 710
Issuance of stockholder notes
  receivable ..................                    --                 (82)
Accretion of redeemable
  convertible preferred stock .                  (531)               (531)
Capital distribution ..........                    --                 (93)
Dividends paid ................                   (83)                (83)
Net loss ......................                (3,628)             (3,628)
                                         ------------        ------------
Balances at December 31, 1997 .                 2,210               7,501
Issuance of redeemable common
  stock .......................                    --                  --
Issuance of common stock
  warrants ....................                    --               2,388
Common stock sold in connection
  with initial public offering                     --              23,986
Issuance of common stock ......                    --              17,793
Accretion of redeemable
  convertible preferred stock .                  (917)               (917)
Preferred stock dividend ......                    --                  --
Conversion of redeemable
  preferred stock .............                    --               8,279
Conversion of redeemable
  common stock ................                    --               7,500
Deferred stock compensation
  associated with stock options                    --                  --
Amortization of deferred stock
  compensation ................                    --                 393
Exercise of stock options .....                    --                 224
Exercise of warrants ..........                    --                 138
Payment of stockholder notes
  receivable ..................                    --                  82
Capital distribution ..........                    --                 (76)
Dividends paid ................                  (167)               (167)
Net income ....................                 2,029               2,029
                                         ------------        ------------
Balances at December 31, 1998 .          $      3,155        $     69,153
                                         ============        ============



                             See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                      YEAR ENDED DECEMBER 31, 1997 AND 1998
                                 (IN THOUSANDS)


                                                                          PREDECESSORS
                                                                          COMBINED NINE            WASTE CONNECTIONS, INC.
                                                                           MONTHS ENDED                 CONSOLIDATED
                                                                           SEPTEMBER 30,       ------------------------------
                                                                               1997                YEAR ENDED DECEMBER 31,
                                                                             (NOTE 1)             1997                1998
                                                                          --------------       ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss) ................................................         $  (1,173)         $  (3,628)         $   2,029
 Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Gain on sale of assets .......................................                (4)                --                 --
     Depreciation and amortization ................................             1,083              2,185              6,927
     Deferred income taxes ........................................                --               (400)             1,356
     Amortization of debt issuance  costs, debt guarantee fees and
       accretion of discount on long-term debt ....................                --                860                192
     Stock compensation ...........................................                --              4,395                632
     Gain on sale of land .........................................                --                 --                 (8)
     Extraordinary item -- extinguishment of debt .................                --                 --              1,291
     Changes in operating  assets and  liabilities, net of effects from acquisitions:
         Accounts receivable, net .................................              (604)            (1,491)            (2,392)
         Prepaid expenses and other current assets ................               (74)                (4)            (1,533)
         Accounts payable .........................................              (221)             3,256               (802)
         Deferred revenue .........................................              (137)               325              1,067
         Accrued liabilities ......................................              (450)               820                489
         Income taxes payable......................................                --                 --                (31)
         Other liabilities ........................................                --                (65)               544
                                                                            ---------          ---------          ---------
 Net cash provided by (used in) operating activities ..............            (1,580)             6,253              9,761
CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sale of property and equipment .....................               188                 --                132
 Payments for acquisitions, net of cash acquired ..................                --            (14,393)           (56,341)
 Prepaid acquisition costs ........................................                --                (20)                --
 Capital expenditures for property and equipment ..................              (735)            (2,991)            (9,024)
 Proceeds from sale of land .......................................                --                 --                625
 Net change in other assets .......................................                22                (71)              (268)
 Proceeds from stockholder notes receivable .......................                --                 --                 82
 Issuance of stockholder notes receivable .........................                --                (82)                --
                                                                            ---------          ---------          ---------
Net cash used in investing activities .............................              (525)           (17,557)           (64,794)
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net intercompany balance .........................................             2,142                 --                 --
 Proceeds from short-term borrowings ..............................                --                600                 --
 Proceeds from long-term debt .....................................                --              8,914             78,181
 Principal payments on notes payable ..............................               (38)            (2,724)            (3,374)
 Principal payments on long-term debt .............................                --              1,248             40,689
 Proceeds from sale of redeemable convertible preferred stock .....                --              6,992                 --
 Proceeds from sale of common stock ...............................                --                 23             23,986
 Proceeds from option and warrant exercises .......................                --                 --                362
 Net change in short term borrowings ..............................                --                 19               (128)
 Net change in advances from a related party ......................                --               (275)                --
 Payment of dividends .............................................                --                (83)              (328)
 Capital distributions ............................................                --                (93)               (76)
 Proceeds from long-term lease ....................................                --                375                 --
 Principal payments on long-term lease ............................                --               (255)                --
 Debt issuance costs ..............................................                --               (150)              (854)
                                                                            ---------          ---------          ---------
Net cash provided by financing activities .........................             2,104             12,095             57,080
                                                                            ---------          ---------          ---------
Net increase (decrease) in cash and equivalents ...................                (1)               791              2,047
Cash and equivalents at beginning of period .......................               102                328              1,119
                                                                            ---------          ---------          ---------
Cash and equivalents at end of period .............................         $     101          $   1,119          $   3,166
                                                                            =========          =========          =========
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION AND NON-CASH
 TRANSACTIONS:
 Cash paid for interest ...........................................         $      --          $     672          $   2,272
                                                                            =========          =========          =========
 Cash paid for income taxes .......................................         $      --          $     781          $   1,070
                                                                            =========          =========          =========
 Redeemable convertible preferred stock accretion .................                            $     531          $     917
                                                                                               =========          =========
 Issuance of notes payable for land and buildings .................                            $     315          $      --
                                                                                               =========          =========
 In connection with acquisitions, the Company assumed liabilities as follows:
 Fair value of assets acquired ....................................                            $  20,140         $  120,507
 Cash paid for acquisitions (including acquisition costs) .........                              (11,693)           (56,341)
                                                                                               ---------          ---------
 Liabilities assumed, stock and notes payable issued to sellers ...                            $   8,447          $  64,166
                                                                                               =========          =========

                             See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                PREDECESSORS
                                                      ------------------------------
                                                        THE DISPOSAL
                                                      GROUP COMBINED    PREDECESSORS        WASTE
                                                        PERIOD FROM       COMBINED      CONNECTIONS, INC.
                                                         JANUARY 1,      PERIOD ENDED     CONSOLIDATED
                                                       1996 THROUGH      DECEMBER 31,      YEAR ENDED
                                                      JULY 31, 1996     1996 (NOTE 1)   DECEMBER 31, 1996
                                                      -------------     -------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) ............................         $ 2,258          $  (981)         $   884
  Adjustments  to reconcile  net income (loss)
     to net cash provided by (used in) operating
     activities:
     Depreciation and amortization .............             324              962            1,766
     Deferred income taxes .....................             298               --              (19)
     Changes in operating assets and
       liabilities, net of effects from
       acquisitions:
       Accounts receivable, net ................           1,201           (1,992)              53
       Prepaid  expenses and other current
        assets .................................              (2)            (104)              50
       Accounts payable ........................             (45)             713              926
       Deferred revenue ........................            (522)             421               42
       Accrued liabilities .....................            (987)             428               81
       Income taxes payable ....................              --               --             (232)
                                                         -------          -------          -------
  Net cash provided by (used in) operating
     activities ................................           2,525             (553)           3,551
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment .              --              117               --
  Capital expenditures for property and
   equipment ...................................              (7)            (282)          (5,042)

  Net change in other assets ...................              --               33                9
                                                         -------          -------          -------
Net cash used in investing activities ..........              (7)            (132)          (5,033)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net intercompany balance .....................              --              642               --
  Proceeds from long-term debt .................             142               --            1,418
  Principal payments on long-term debt .........            (427)              --             (823)
  Principal payment on long-term lease..........              --               --              (59)
  Capital distributions ........................              --               --             (107)
  Principal payments on notes payable ..........              --              (39)              --
  Net change in short-term borrowings ..........              --               --              659
  Net change in advances to related party ......              --               --             (259)
                                                         -------          -------          -------
Net cash provided by (used in) financing
  activities ...................................            (285)             603              829
                                                         -------          -------          -------
Net increase (decrease) in cash ................           2,233              (82)            (653)
Cash and equivalents beginning of period .......             961              184              981
                                                         -------          -------          -------
Cash and equivalents at end of period ..........         $ 3,194          $   102          $   328
                                                         =======          =======          =======
SUPPLEMENTARY DISCLOSURES OF CASH FLOW
  INFORMATION AND NON-CASH TRANSACTIONS:
  Cash paid for interest .......................         $    --          $    --          $   422
                                                         =======          =======          =======
  Cash paid for income taxes ...................         $    --          $    --          $   816
                                                         =======          =======          =======
  Issuance of notes payable for land and
     buildings .................................         $    --          $    --          $   260
                                                         =======          =======          =======



                             See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1998
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

    Waste Connections, Inc. ("WCI" or "the Company") was incorporated in Delaware on September 9, 1997 and commenced its operations on October 1, 1997 through the purchase of certain solid waste operations in Washington, as more fully described below and in Note 2. The Company is a regional, integrated, non-hazardous solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customers in California, Idaho, Kansas, Nebraska, Oklahoma, Oregon, South Dakota, Utah, Washington and Wyoming.

Basis of Presentation

    These consolidated financial statements include the accounts of WCI and its wholly-owned subsidiaries. The consolidated entity is referred to herein as the Company. All intercompany accounts and transactions have been eliminated in consolidation.

    The Company's consolidated financial statements have been restated to reflect the mergers with Murrey's Disposal Company, Inc. ("Murrey's"), American Disposal Company, Inc. ("American"), D.M. Disposal Co., Inc. ("DM") and Tacoma Recycling Company, Inc. ("Tacoma") (collectively, the "Murrey Companies"), Roche & Sons, Inc. ("Roche"), and Ritters Sanitary Service, Inc. ("Ritters"), each accounted for as poolings-of-interests (Notes 2 and 15).

    The entities the Company acquired in September 1997 from Browning-Ferris Industries, Inc. ("BFI") are collectively referred to herein as the Company's predecessors. BFI acquired the predecessor operations at various times during 1995 and 1996, and prior to being acquired by BFI, the predecessors operated as separate stand-alone businesses.

    During the periods in which the Company's predecessors operated as wholly owned subsidiaries of BFI, they maintained intercompany accounts with BFI for recording intercompany charges for costs and expenses, intercompany purchases of equipment and additions under capital leases and intercompany transfers of cash, among other transactions. It is not feasible to ascertain the amount of related interest expense that would have been recorded in the historical financial statements had the predecessors been operated as stand-alone entities. Charges for interest expense were allocated to the Company's predecessors by BFI as disclosed in the accompanying Statement of Operations. The interest expense allocations from BFI are based on formulas that do not necessarily correspond with the balances in the related intercompany accounts. Moreover, the financial position and results of operations of the predecessors during this period may not necessarily be indicative of the financial position or results of operations that would have been realized had the predecessors been operated as stand-alone entities. For the periods in which the predecessors operated as wholly owned subsidiaries of BFI, the statements of operations include amounts allocated by BFI to the predecessors for selling, general and administrative expenses based on certain allocation methodologies which management of the Company believes are reasonable.

    During the periods prior to their acquisition by BFI, the Company's predecessors operated as separate stand-alone businesses. The acquisitions of the predecessors by BFI were accounted for using the purchase method of accounting, and the respective purchase prices were allocated to the fair values of the assets acquired and liabilities assumed. Similarly, the Company's acquisitions of the predecessors from BFI in September 1997 were accounted for using the purchase method of accounting, and the purchase price was allocated to the fair value of the assets acquired and liabilities assumed. Consequently, the amounts of depreciation and amortization included in the statements of operations for the periods presented reflect the changes in basis of the underlying assets that were made as a result of the changes in ownership that occurred during the periods presented. In addition, because the predecessor companies operated independently and were not under common control or management during these periods, and because different tax strategies may have influenced their results of operations, the data may not be comparable to or indicative of their operating results after their acquisition by BFI.

    Due to the manner in which BFI intercompany transactions were recorded as described above, it is not feasible to present a detailed analysis of transactions reflected in the net intercompany balance with BFI. The change in the predecessors' combined intercompany balance with BFI (net of income (loss) and initial investment in the acquired companies) was $642 and $2,142 during the period ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

    The accompanying statements of operations and cash flows for the Company's predecessors for the years ended December 31, 1996 and 1997 are comprised of the following entities for the periods indicated:

YEAR ENDED DECEMBER 31, 1996:

The Disposal Group Combined.........   January 1, 1996 through July 31, 1996
                                       (BFI acquisition date)

Predecessors Combined...............   Period ended December 31, 1996
                                       (represents the combined results of
                                       operations of The Disposal Group
                                       subsequent to the BFI acquisition date
                                       and the operations for the year ended
                                       December 31, 1996 of Fibres
                                       International, Inc. which was acquired by BFI in 1995)

YEAR ENDED DECEMBER 31, 1997:

Predecessors Combined...............   Nine months ended September 30, 1997
                                       (represents the combined results of
                                       operations for the twelve month period of the entities acquired by BFI in 1995 and 1996 described above)

    The Disposal Group Combined consists of three entities that were under common control prior to their acquisition by BFI: Diamond Fab and Welding Service, Inc., Buchmann Sanitary Service, Inc., and The Disposal Group.

    For periods prior to WCI's incorporation on September 9, 1997, the consolidated financial statements of the Company consist of the Murrey Companies, Ritters and Roche. Significant intercompany balances and transactions between the Murrey Companies have been eliminated in combination.

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Common Stock Valuation

    In connection with the Company's organization and initial capitalization in September 1997, the Company sold 2.3 million shares of common stock for $.01 per share to certain directors, consultants, and management. As a result, the Company recorded a non-recurring, non-cash stock compensation charge of $4,395 in the accompanying statement of operations, representing the difference between the amount paid for the shares and the estimated fair value of the shares of $1.92 per share on the date of sale. The estimated fair value of the common shares was determined by the Company based on an independent valuation of the common stock.

Cash Equivalents

    The Company considers all highly liquid investments with a maturity of three months or less at purchase to be cash equivalents. As of December 31, 1998, cash equivalents consist of demand money market accounts.

Concentrations of Credit Risk

    Financial instruments that potentially subject the Company to concentrations of credit risks consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Company's customer base. The Company maintains allowances for losses based on the expected collectibility of accounts receivable. Credit losses have been within management's expectations.

Property and Equipment

    Property and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income (expense). Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

    The estimated useful lives are as follows:

Buildings.....................      20 years
Machinery and equipment.......      3 - 15 years
Rolling stock.................      10 years
Containers....................      5 - 15 years
Furniture and fixtures........      3 - 6 years

    In connection with acquisitions (Note 2), the Company acquired certain used property and equipment. This used property and equipment is being depreciated using the straight-line method over its estimated remaining useful lives, which range from one to fifteen years.

    Capitalized landfill costs include expenditures for land and related airspace, permitting costs and preparation costs. Landfill permitting and preparation costs represent only direct costs related to those activities, including legal, engineering and construction. Interest is capitalized on landfill permitting and construction projects and other projects under development while the assets are undergoing activities to ready them for their intended use. The interest capitalization rate is based on the Company's weighted average cost of indebtedness. No interest was capitalized in 1998. Landfill permitting, acquisition and preparation costs are amortized as permitted airspace of the landfill is consumed. Landfill preparation costs include the costs of construction associated with excavation, liners, site berms and the installation of leak detection and leachate collection systems. In determining the amortization rate for a landfill, preparation costs include the total estimated costs to complete construction of the landfills' permitted capacity. Units-of-production amortization rates are determined annually for the Company's operating landfill. The rates are based on estimates provided by the Company's outside engineers and consider the information provided by surveys which are performed at least annually.

Goodwill

    Goodwill represents the excess of the purchase price over the fair value of the net assets of the acquired entities, and is amortized on a straight-line basis over the period of expected benefit of 40 years. Accumulated amortization amounted to $116 and $1,731 as of December 31, 1997 and 1998, respectively.

    The Company continually evaluates the value and future benefits of its intangible assets, including goodwill. The Company assesses recoverability from future operations using cash flows and income from operations of the related acquired business as measures. Under this approach, the carrying value would be reduced if it becomes probable that the Company's best estimate for expected future cash flows of the related business would be less than the carrying amount of the related intangible assets. There have been no adjustments to the carrying amount of intangible assets resulting from these evaluations as of December 31, 1998.

Fair Value of Financial Instruments

     The Company's financial instruments consist primarily of cash, trade receivables, restricted funds held in trust, trade payables and debt instruments. The carrying values of cash, trade receivables, restricted funds held in trust, and trade payables are considered to be representative of their respective fair values. The carrying values of the Company's debt instruments approximate their fair values as of December 31, 1997 and 1998, based on current incremental borrowing rates for similar types of borrowing arrangements.

Interest Rate Protection Agreements

    Interest rate protection agreements are used to reduce interest rate risks and interest costs of the Company's debt portfolio. The Company enters into these agreements to change the fixed/variable interest rate mix of the portfolio to reduce the Company's aggregate exposure to increases in interest rates. The Company does not hold or issue derivative financial instruments for trading purposes. Hedge accounting treatment is applied to interest rate derivative contracts that are designated as hedges of specified debt positions. Amounts payable or receivable under interest rate swap agreements are recognized as adjustments to interest expense in the periods in which they accrue. Net premiums paid for derivative financial instruments are deferred and recognized ratably over the life of the instruments. Under hedge accounting treatment, current period income is not affected by the increase or decrease in the fair market value of derivative instruments as interest rates change and these instruments are not reflected in the financial statements at fair market value. Early termination of a hedging instrument does not result in recognition of immediate gain or loss except in those cases when the debt instruments to which a contract is specifically linked is terminated.

Income Taxes

    The Company, The Disposal Group, and DM use the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

    During the periods in which the predecessors were owned by BFI, their operations were included in the consolidated income tax returns of BFI, and no allocations of income taxes were reflected in the historical statements of operations. For purposes of the combined predecessor financial statements, current and deferred income taxes have been provided on a separate income tax return basis.

    Murrey's, American and Tacoma operate under Subchapter S of the Internal Revenue Code for federal and state income tax reporting purposes. Consequently all of the income tax attributes and liabilities of these companies' operations flow through to the individual shareholders.

Revenue Recognition

    Revenues are recognized as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

Start-Up and Integration Expenses

    During the period from Waste Connections' inception (September 9, 1997) through December 31, 1997, the Company incurred certain start-up expenses relating to the formation of the Company, primarily for legal and other professional services, and the costs associated with recruiting the Company's initial management team. In addition, the Company incurred certain integration expenses relating to its initial acquisitions. These start-up and integration expenses have been charged to operations as incurred.

Stock-Based Compensation

    As permitted under the provisions of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" ("SFAS 123"), the Company has elected to account for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board's Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"). Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market price or fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. None of the predecessor entities awarded stock-based compensation to employees. Consequently, the related disclosures in the accompanying financial statements and notes relate solely to the Company.

Per Share Information

    In 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 128, Earnings per Share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts have been presented on the basis set forth in Statement 128 (Note 12). Earnings per share data have not been presented for the predecessor operations because such data is not meaningful.

Closure and Post-Closure Costs

    The Company does not accrue for closure and post-closure costs related to the Fairmead Landfill it operates in Madera County, California. Madera County as required by state law, has established a special fund to pay such liabilities. In 1998, the Company acquired the stock of Red Carpet Landfill ("Red Carpet") in Oklahoma and Butler County Landfill ("Butler") in Nebraska. Both Red Carpet and Butler are engaged in landfilling of municipal solid waste and other acceptable waste streams. Accrued closure and post-closure costs include the current and non-current portion of accruals associated with obligations for closure and post-closure of the landfill. The Company, based as input from its outside engineers, estimates its future closure and post-closure monitoring and maintenance costs for solid waste landfills based on its interpretation of the technical standards of the U.S. Environmental Protection Agency's Subtitle D regulations and the air emissions standards under the Clean Air Act as they are being applied on a state-by-state basis. Closure and post-closure monitoring and maintenance costs represent the costs related to cash expenditures yet to be incurred when a landfill facility ceases to accept waste and closes. Accruals for closure and post-closure monitoring and maintenance requirements in the U.S. consider final capping of the site, site inspection, groundwater monitoring, leachate management, methane gas control and recovery, and operating and maintenance costs to be incurred during the period after the facility closes. Certain of these environmental costs, principally capping and methane gas control costs, are also incurred during the operating life of the site in accordance with the landfill operation requirements of Subtitle D and the air emissions standards. Reviews of the future requirements for closure and post-closure monitoring and maintenance costs for the Company's operating landfills are performed by the Company's consulting engineers at least annually and are the basis upon which the Company's estimates of these future costs and the related accrual rates are revised. The Company provides accruals for these estimated costs as the remaining permitted airspace of such facilities is consumed. The states in which the Company operates its landfills require a specified portion of these accrued closure and post-closure obligations to be funded at any point in time. As of December 31, 1998, the Company estimates that total closure and post-closure costs relating to its landfills will be approximately $5,474, of which approximately $1,233 has been accrued as of December 31, 1998 and included in other long-term liabilities in the accompanying balance sheet.

Segment Information

    The Company adopted FASB Statement No. 131, Disclosure About Segments of an Enterprise and Related Information in 1998. Statement 131 established standards for the way that public business enterprises report information about operating segments. It also established standards for related disclosures about products and services, geographic areas and major customers. Implementation of the provisions of Statement 131 did not have a significant impact on the Company's disclosures.

New Accounting Pronouncements

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. The statement, which is to be applied prospectively, is effective for the Company's year ended December 31, 2000. The Company is currently evaluating the impact of SFAS No. 133 on its future results of operations and financial position.

    In April 1998, Statement of Position ("SOP") No. 98-5 - "Reporting on the Costs of Start-Up Activities" was issued by the American Institute of Certified Public Accountants. The statement requires costs of start-up activities and organization costs to be expensed as incurred. Initial application of the statement, which is effective for the Company's year ended December 31, 1999, is to be reported as a cumulative effect of a change in accounting principle. The Company believes that the future adoption of SOP No. 98-5 will not have a material effect on its results of operations or financial position.

Reclassifications

    Certain amounts reported in the Company's prior year's financial statements have been reclassified to conform with the 1998 presentation.

2. ACQUISITIONS

Poolings-of-Interests

    On January 19, 1999, Waste Connections, Inc. consummated a business combination with the Murrey Companies which included the exchange of 2,888,880 shares of Waste Connections, Inc. common stock for all outstanding shares of the Murrey Companies. In connection with the business combination with the Murrey Companies, Waste Connections, Inc. incurred transaction related costs of approximately $6,200 which will be to charged to operations in the period during which the merger was consummated.

    The Company consummated business combinations with Roche and Ritter's on January 8, 1999, and March 30, 1999, respectively, which included the exchange of 554,248 Waste Connections, Inc. common stock for all of the outstanding shares of Roche and Ritter's. In connection with the business combinations with Roche and Ritters, Waste Connections, Inc. incurred transaction related costs of approximately $1,600 which will be charged to operations in the period during which the mergers were consummated.

    The table below sets forth the combined revenues and net income (loss) of WCI, the Murrey Companies, Roche and Ritters for the years ended December 31, 1996, 1997 and 1998 (in thousands):

                                               WASTE           THE MURREY
                                         CONNECTIONS, INC.     COMPANIES      OTHER         TOTAL
                                         -----------------     ----------    ---------    ---------
YEAR ENDED DECEMBER 31, 1996:
  Revenues...........................    $         --         $   25,024     $4,339       $29,363
  Net income.........................              --                663        221           884
YEAR ENDED DECEMBER 31, 1997:
  Revenues...........................           6,237             28,874      4,760        39,871
  Net income (loss)..................          (5,066)             1,316        122        (3,628)
YEAR ENDED DECEMBER 31, 1998:
  Revenues...........................          54,042             32,528      4,633        91,203
  Net income.........................           1,748                142        139         2,029

1998 Acquisitions

    During 1998, the Company acquired 42 businesses, including 2 operational landfills, which were accounted for as purchases. Aggregate consideration for these acquisitions consisted of $56,341 in cash (net of cash acquired), $12,488 in notes payable to sellers, 2,054,634 shares of common stock valued at $25,293, and warrants to purchase 267,925 shares of common stock valued at $1,293. The results of operations of the acquired businesses have been included in the Company's consolidated financial statements from their respective acquisition dates.

    Certain items affecting the purchase price allocations are preliminary. A summary of the preliminary purchase price allocations as of December 31, 1998 for the acquisitions consummated in 1998 is as follows:

Acquired assets:
  Accounts receivable..............................    $  4,670
  Prepaid expenses and other current assets........         301
  Property and equipment...........................      25,853
  Goodwill.........................................      86,358
  Long-term franchise agreements and other.........       2,390
  Non-competition agreement........................         540
  Other assets.....................................         395
Assumed liabilities:
  Deferred revenue.................................        (577)
  Accounts payable and accrued liabilities.........      (9,210)
  Other accrued liabilities........................      (1,575)
  Long-term liabilities assumed....................     (13,638)
  Deferred income taxes............................         (92)
                                                       --------
                                                       $ 95,415
                                                       ========

    In connection with certain of the acquisitions in 1998, the Company is required to pay contingent consideration to certain former shareholders of the respective companies, subject to the occurrence of specified events. As of December 31, 1998, contingent payments relating to these acquisitions total approximately $4,400, including 51,746 shares placed into escrow, are payable primarily in cash and stock, and are earned based upon the achievement of certain milestones. No amounts related to these contingent payments have been included in the Company's financial statements as the events which would give rise to such payments have not yet occurred nor are probable.

Browning-Ferris Industries Related

    On September 29, 1997, the Company purchased all of the outstanding stock of Browning-Ferris Industries of Washington, Inc. and Fibres International, Inc. from BFI (collectively the "Acquisitions"). The total purchase price for the Acquisitions was approximately $15,036, comprised principally of $11,493 in cash and promissory notes payable to BFI totaling $3,543. Of the combined $15,036 purchase price, $9,869 was recorded as goodwill and $150 was assigned to a non-competition agreement. The Acquisitions were accounted for in accordance with the purchase method of accounting and, accordingly, the net assets acquired were included in the Company's consolidated balance sheet based upon their estimated fair values on the date of the Acquisitions. The Company's consolidated statement of operations includes the revenues and expenses of the acquired businesses after the effective date of the transaction.

    A summary of the purchase price allocation for the BFI Acquisitions is as follows:

Acquired assets:
  Accounts receivable........................      $  2,919
  Prepaid expenses and other current assets..           287
  Property and equipment.....................         4,106
  Goodwill...................................         9,869
  Non-competition agreement..................           150
Assumed liabilities:
  Deferred revenue...........................          (428)
  Accounts payable and accrued liabilities...           (26)
  Accrued losses on acquired contracts.......        (1,309)
  Deferred income taxes......................          (532)
                                                   --------
                                                   $ 15,036
                                                   ========

Island Disposal

    During 1997, the Murrey Companies purchased substantially all of the assets of Island Disposal (effective May 2, 1997) and Environmental Waste Systems and Olympic Disposal (both effective December 1, 1997) (collectively the "Murrey Acquisitions"). The total purchase price for the Murrey Acquisitions was approximately $3,100, comprised of $2,900 in cash and promissory notes payable to the sellers totaling $200. Of the combined $3,100 purchase price, $1,791 was recorded as goodwill and $80 was assigned to non-competition agreements. The Murrey Acquisitions were accounted for in accordance with the purchase method of accounting and, accordingly, the net assets acquired were included in the Murrey Companies' combined balance sheet based upon their estimated fair values on the date of the Acquisitions. The Murrey Companies' combined statement of operations includes the revenues and expenses of the acquired businesses after the effective date of the transactions.

    A summary of the purchase price allocation is as follows:

Acquired assets:
  Property and equipment.....................      $ 1,229
  Goodwill...................................        1,791
  Non-competition agreements.................           80
                                                   -------
                                                   $ 3,100
                                                   =======

Predecessor Acquisitions

    As described in Note 1, BFI acquired for cash and debt The Disposal Group Combined on July 31, 1996 in a transaction accounted for as a purchase. Accordingly, the respective purchase price was allocated to the fair values of the assets acquired and liabilities assumed. The following presents purchase price information for this acquisition:

Tangible assets acquired.....................           $ 2,076
Goodwill.....................................             2,671
Assumed liabilities..........................               (33)
                                                        -------
                                                        $ 4,714
                                                        =======

    The following unaudited pro forma results of operations assume that the Company's significant acquisitions included above had occurred at the beginning of each period presented.

                                             YEAR ENDED DECEMBER 31,
                                               1997           1998
                                               ----           ----
                                                   (UNAUDITED)
Total revenue........................        $94,981        $107,521
Net income (loss)....................         (3,749)          2,959
Basic income (loss) per share........          (0.70)           0.21
Diluted income (loss) per share......          (0.70)           0.17

    The unaudited pro forma results do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on January 1, 1997, nor are they necessarily indicative of future operating results.

3. INTANGIBLE ASSETS

    Intangible assets consist of the following as of December 31, 1997 and 1998:

                                                  DECEMBER 31,
                                               1997           1998
                                               ----           ----
Goodwill.............................         $ 11,296       $ 98,369
Long-term franchise agreements
  and contracts......................               --          2,390
Non-competition agreement............              299            839
Other, net...........................               --            777
                                              --------       --------
                                                11,595        102,375
Less accumulated amortization........             (116)        (1,731)
                                              --------       --------
                                              $ 11,479       $100,644
                                              ========       ========

    The Company acquired certain long-term franchise agreements, contracts and non-competition agreements in connection with certain of its acquisitions. The estimated fair value of the acquired long-term franchise agreements and contracts was determined by management based on the discounted net cash flows associated with the agreements and contracts. The estimated fair value of the non-competition agreements was determined by management based on the discounted adjusted operating income stream that would have otherwise been subject to competition. The amounts assigned to the franchise agreements, contracts, and non-competition agreements is being amortized on a straight-line basis over the lesser of 40 years or the remaining term of the related agreements (ranging from 17 to 40 years).

4. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following as of December 31, 1997 and 1998:

                                               DECEMBER 31,
                                            1997            1998
                                            ----            ----
Land and buildings...............         $ 6,830        $ 19,630
Rolling stock....................          12,502          23,095
Containers.......................           7,961          14,272
Machinery and equipment..........           3,866           7,664
Furniture and fixtures...........             360             380
                                          -------        ---------
                                           31,519          65,041
Less accumulated depreciation....         (10,836)        (16,086)
                                          -------        ---------
                                          $20,683        $  48,955
                                          =======        =========

    Landfill costs of approximately $9,044 are included in land, buildings and improvements at December 31, 1998. No landfills were owned as of December 31, 1997.

    Combined depreciation expense for the predecessor operations was $1,101 and $789 for the year ended December 31, 1996, and the nine months ended September 30, 1997, respectively. The Company's depreciation expense for the period from inception (September 9, 1997) through December 31, 1997 and for the year ended December 31, 1998 was $2,103 and $5,301, respectively.

5. OTHER ASSETS

    Other assets consist of the following as of December 31, 1997 and 1998:

                                               DECEMBER 31,
                                            1997            1998
                                            ----            ----
Restricted cash..................         $    --        $ 1,521
Other............................             174            594
                                          -------        ---------
                                          $   174        $ 2,115
                                          =======        =========

    Restricted funds held in trust are included as part of other assets and consist of amounts on deposit with various banks that support the Company's financial assurance obligations for its landfill facilities' closure and postclosure costs and amounts outstanding under the Madera Bond (Note 7).

6. SHORT-TERM BORROWINGS

    Short-term borrowings consist of various revolving and non-revolving lines-of-credit with a bank, bearing interest at 8.50% as of December 31, 1998 and which mature at various dates through February 28, 1999. The lines of credit are secured by all accounts receivable and inventory accounts, which totaled $3,176 as of December 31, 1998. The lines-of-credit were fully utilized as of December 31, 1998.

7. LONG-TERM DEBT

    On January 30, 1998, the Company obtained a revolving credit facility from BankBoston N.A. (the "January Credit Facility"). The maximum amount available under the January Credit Facility was $25,000, including stand-by letters-of-credit, and the borrowings bore interest at various fixed and/or variable rates at the Company's option. The January Credit Facility allowed for the Company to issue up to $5,000 in stand-by letters-of-credit. The January Credit Facility required quarterly payments of interest and required the Company to pay an annual commitment fee equal to 0.5% of the unused portion of the January Credit Facility. In connection with the January Credit Facility the Company granted to an affiliate of BankBoston a warrant to purchase 140,000 shares of the Company's common stock with an exercise price of $2.80 per share and an expiration date of January 29, 2008 (Note 10).

    On May 28, 1998, the Company entered into a new revolving credit facility with a syndicate of banks for which BankBoston N.A. acted as agent (the "May Credit Facility"). The maximum amount available under the May Credit Facility was $60,000 (including stand-by letters of credit) and the borrowings bore interest at various fixed and/or variable rates at the Company's option. The May Credit Facility replaced the January Credit Facility. The May Credit Facility allowed for the Company to issue up to $5,000 in stand-by letters-of-credit. The May Credit Facility required quarterly payments of interest and borrowings were secured by virtually all of the Company's assets. The May Credit Facility required the Company to pay an annual commitment fee equal to 0.375% of the unused portion of the facility.

    On November 20, 1998, the Company entered into a new revolving credit facility with a syndicate of banks for which BankBoston N.A. acted as agent (the "November Credit Facility"). As of December 31, 1998, the maximum amount available under the November Credit Facility is $115,000 (including stand-by letters of credit) and the borrowings bear interest at various fixed and/or variable rates at the Company's option (approximately 7.0% as of December 31, 1998). The maximum amount available was increased to $125,000 in January 1999. The November Credit Facility replaced the May Credit Facility. The November Credit Facility allows for the Company to issue up to $15,000 in stand-by letters-of-credit, of which $1,829 were issued as of December 31, 1998. The November Credit Facility requires quarterly payments of interest and it matures in November 2003. Borrowings are secured by substantially all of the Company's assets and the Company is required to pay an annual commitment fee equal to 0.375% of the unused portion of the facility. The November Credit Facility places certain business, financial and operating restrictions on the Company relating to, among other things, the incurrence of additional indebtedness, investments, acquisitions, asset sales, mergers, dividends, distributions and repurchase and redemption of capital stock. The November Credit Facility also contains covenants that require specified financial ratios and balances be maintained. As of December 31, 1998, the Company was in compliance with these covenants.

    On June 16, 1998, the Company completed a $1,800 tax-exempt bond financing for its Madera subsidiary (the "Madera Bond"). These funds will be used for specified capital expenditures and improvements, including installation of a landfill gas recovery system. The bonds mature on May 1, 2016 and bear interest at variable rates based on market conditions for California tax exempt bonds (approximately 3.8% at December 31, 1998). The bonds are backed by a letter of credit issued by BankBoston N.A. under the November Credit Facility for $1,800. Funds from the bond offering are held by a trustee until the capital expenditures are completed. The unused funds are classified as restricted cash and included in other assets in the accompanying consolidated balance sheet.

    Long-term debt consists of the following as of December 31, 1997 and 1998:


                                                                                                          DECEMBER 31,
                                                                                                    1997              1998
                                                                                                    ----              ----

November Credit Facility ..............................................................         $     --          $ 57,281

Madera Bond ...........................................................................               --             1,800

Term loan payable to the Bank bearing interest at the Bank's prime rate plus
  2.0% (aggregating  10.5% as of December 31, 1998);  monthly  principal payments of $76 plus interest  beginning October 1997 through August 2002; all outstanding principal and interest are due September 2002;  secured by substantially all of WCI's assets; subordinate to the notes payable to
  BFI with respect to certain specified assets ........................................            5,343                --

Note payable to sellers in connection with acquisition, non-interest bearing,
  due January 1999 ....................................................................               --             8,546

Note payable to a bank bearing interest at a variable rate (approximately 8.4%
  as of December 31, 1998); monthly payments of principal and interest of $25;
  maturing in November 2007; secured by certain cash accounts and a pledge of one of the Murrey Companies exclusive franchise
  agreements ..........................................................................            2,000             1,866

Notes payable to a bank bearing interest at various fixed rates (ranging from
  9.1% to 9.2% as of December 31, 1998); monthly payments of principal and interest aggregating $25 and one-time payments of $470 and $751 in September
  2000 and May 2001, respectively; maturing at various dates between September
  2000 and May 2001; secured by land and buildings with a net book value of
  approximately $2,463 as of December 31, 1998 ........................................            1,544             1,350

Equipment financing notes payable bearing interest at various rates (ranging from 8.6% to 8.8% as of December 31, 1998); monthly payments of principal and interest aggregating $21; maturing at various dates through September 2001;
  secured by equipment with an aggregate net book value of approximately $660 as
  of December 31, 1998 ................................................................              822               423

Note payable to a bank bearing interest at 8.6%; monthly payments of principal and interest aggregating $13; maturing in October 2001; secured by equipment with a net book value of approximately $400 as of December 31, 1998 and certain
  cash  accounts ......................................................................              632               514

Notes payable to sellers bearing interest at 9.0% as of December 31, 1998;
  monthly principal and interest payments of $3; maturing October 2007; secured by land and buildings with a net book value of approximately $901 as of December 31,
  1998 ................................................................................              471               291

Note payable to BFI bearing interest at 6.0%; all outstanding principal and interest are due December 1997; secured by substantially all of WCI's accounts
  receivable ..........................................................................              319                --

Note payable to BFI bearing interest at 10.0%; quarterly payments of interest beginning December 1997; all outstanding principal and interest are due
  March 1998; secured by substantially all of WCI's assets ............................              500                --

Unsecured notes payable to seller bearing interest at 8.0% as of December 31,
  1998; monthly principal and interest payments of $4; maturing in June 2002 ..........              189                90

Revolving line of credit from a bank bearing interest at the bank's prime rate plus 1.5% (aggregating 10% at December 31, 1997); interest was payable monthly and the line was to expire on September 29, 1998; secured by substantially all
  of the Company's assets .............................................................              600                --

Other .................................................................................              580             3,035
                                                                                                --------          --------
                                                                                                  13,000            75,196
Less: current portion .................................................................           (1,073)          (10,529)
                                                                                                --------          --------
                                                                                                $ 11,927          $ 64,667
                                                                                                ========          ========

    The term loan payable to the Bank and the notes payable to BFI were personally guaranteed by certain officers and stockholders of the Company (Note
10).

    As of December 31, 1998, aggregate contractual future principal payments by calendar year on long-term debt are due as follows:

          1999.............      $10,529
          2000.............        1,682
          2001.............        1,603
          2002.............          571
          2003.............       57,718
          Thereafter.......        3,093
                                 --------
                                 $75,196
                                 ========

    Management used borrowings from the January Credit Facility to pay off all amounts outstanding under the term loan payable to the Bank and all notes payable to BFI, and as such, these amounts have been classified as long-term debt as of December 31, 1997.

    The Company has entered into an interest rate protection agreement (the "Interest Agreement"), with its primary banking institution to reduce its exposure to fluctuations in variable interest rates. The Interest Agreement, which is effective November 2, 1998 through November 2, 2000, effectively changes the Company's interest rate paid on a notional amount of $27,700 of its floating rate long-term debt to a weighted average fixed rate (approximately 6.43% at December 31, 1998). The fair value of the Interest Agreement as of December 31, 1998 was approximately $188, which reflects the estimated amounts that the Company would receive to terminate the Interest Agreement based on quoted market prices of comparable contracts as of December 31, 1998. In the event of nonperformance by the counterparty, the Company would be exposed to interest rate risk if the variable interest rate received were to exceed the fixed rate paid by the Company under the terms of the Interest Agreement.

8. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

Leases

    The Company leases its facilities and certain equipment under non-cancelable operating leases for periods ranging from one to five years. The Company's consolidated rent expense under operating leases during the years ended December 31, 1996, 1997 and 1998 was $170, $235 and $730, respectively.

    As of December 31, 1998, future minimum lease payments under these leases, by calendar year, are as follows:

          1999...........     $  715
          2000...........        713
          2001...........        599
          2002...........        504
          2003...........        485
          Thereafter.....      2,059
                              -------
                              $5,075
                              =======

Performance Bonds and Letters of Credit

    Municipal solid waste collection contracts may require performance bonds or other means of financial assurance to secure contractual performance. As of December 31, 1998, WCI had provided customers and various regulatory authorities with bonds and letters of credit of approximately $3,692 to secure its obligations. The Company's November Credit Facility provides for the issuance of letters of credit in an amount up to $15,000, but any letters of credit issued reduce the availability of borrowings for acquisitions or other general corporate purposes. If the Company were unable to obtain surety bonds or letters of credit in sufficient amounts or at acceptable rates, it could be precluded from entering into additional municipal solid waste collection contracts or obtaining or retaining landfill operating permits.

CONTINGENCIES

Environmental Risks

    The Company is subject to liability for any environmental damage that its solid waste facilities may cause to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater or surface water, and especially drinking water, including damage resulting from conditions existing prior to the acquisition of such facilities by the Company. The Company may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal was arranged by the Company or its predecessors. Any substantial liability for environmental damage incurred by the Company could have a material adverse effect on the Company's financial condition, results of operations or cash flows. As of December 31, 1998, the Company is not aware of any such environmental liabilities.

Legal Proceedings

    In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, the Company is subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit held by the Company. From time to time the Company may also be subject to actions brought by citizens' groups or adjacent landowners or residents in connection with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which the Company operates.

    In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. However, as of December 31, 1998 there is no current proceeding or litigation involving the Company that the Company believes will have a material adverse impact on its business, financial condition, results of operations or cash flows.

    During the period from January 1, 1996 through July 31, 1996, The Disposal Group won a lawsuit against the city of Vancouver, Washington relating to the city's annexation of certain territories served by The Disposal Group. The Disposal Group received approximately $2,600 from the lawsuit, which is included in other income in the accompanying statement of operations.

Disposal Site

    The Murrey Companies have been informed that the Hidden Valley Landfill, which is currently utilized by them for disposal of waste collected in Pierce County, is currently operating under a Consent Decree with the Washington State Department of Ecology and the Environmental Protection Agency. Under the terms of the Consent Decree, the Hidden Valley Landfill was closed on December 31, 1998; and subsequent to that date, all of the waste collected by the Murrey Companies in Pierce County was long hauled to an alternate disposal site pending completion of a new solid waste landfill in Pierce County. Management of the Company does not believe that the closure of the Hidden Valley Landfill will have a material adverse impact on it's business, financial position, results of operations or cash flows.

Employees

    Approximately 67 drivers and mechanics at WCI's Vancouver, Washington operation are represented by the Teamsters Union, with which Browning-Ferris Industries of Washington, Inc., the Company's predecessor in Vancouver, entered a four-year collective bargaining agreement in January 1997. Approximately 11 drivers at Arrow Sanitary Services, Inc. ("Arrow"), a wholly owned subsidiary of the Company, are represented by the Teamsters Union, with which Arrow entered into a three-year collective bargaining agreement in March 1998. In addition, in July 1997, the employees at the Company's facility in Issaquah, Washington, adopted a measure to select a union to represent them in labor negotiations with management. The union and management operated under a one-year negotiating agreement, that ended July 27, 1998.

    Since July 27, 1998, negotiations have continued between the union and the Company, although the union is permitted to call a strike or call for arbitration of the outstanding issues. The employees at Issaquah have filed to decertify the union, and the union has filed a claim with the National Labor Relation Board to attempt to block the decertification. The Company is not aware of any other organizational efforts among its employees and believes that its relations with its employees are good.

    Approximately 46 of the Murrey Companies' route drivers are represented by the Teamsters Union. The Murrey Companies have a collective bargaining agreement that expires in June 1999. The Murrey Companies are not aware of any other organizational efforts among their employees and believes that their relations with their employees are good.

9. REDEEMABLE CONVERTIBLE PREFERRED STOCK

    In September 1997, the Company received net proceeds of $6,992 from the sale of 2,499,998 shares of redeemable convertible preferred stock (the "Preferred Stock"). The Preferred Stock accrued cumulative dividends at the rate of $.098 per share annually. Accumulated and unpaid dividends on Preferred Stock amounted to $61 as of December 31, 1997. Each share of Preferred Stock was redeemable, at the holder's option, during the period from April 1, 1999 through October 1, 1999 for $4.20 per share plus any accumulated and unpaid dividends. The Preferred Stock and any accumulated and unpaid dividends were convertible at the holder's option into shares of the Company's common stock at the calculated rate of $2.80 per share divided by the "Conversion Price" subject to certain anti-dilution adjustments. Each share was automatically converted into common stock immediately upon the closing of the Company's initial public offering of common stock at a Conversion Price of $2.80 per share.

10. STOCKHOLDERS' EQUITY (DEFICIT)

Common Stock

    Of the 37,121,639 shares of common stock authorized but unissued as of December 31, 1998, the following shares were reserved for issuance:

     Stock option plan.............      1,139,214
     Stock purchase warrants.......      1,291,135
     Shares held in escrow.........         51,746
                                         ---------
                                         2,482,095
                                         =========

Stockholder Notes Receivable

    In December 1997, the Company provided loans in the aggregate amount of $82 to certain employees, who are also common stockholders, for the purchase of shares of the Company's Preferred Stock. The notes bore interest at 8%, were secured by the Preferred Stock purchased and common stock owned by the employees, and were paid in full during 1998.

Stock Options

    In November 1997, WCI's Board of Directors adopted a stock option plan in which all officers, employees, directors and consultants may participate (the "Option Plan"). Options granted under the Option Plan may either be incentive stock options or nonqualified stock options (the "Options"), generally have a term of 10 years from the date of grant, and will vest over periods determined at the date of grant. The exercise prices of the options are determined by the Company's Board of Directors and will be at least 100% or 110% of the fair market value of the Company's common stock on the date of grant as provided for in the Option Plan.

    In connection with the Option Plan, WCI's Board of Directors approved the reservation of 1,200,000 shares of common stock for issuance thereunder. As of December 31, 1997 and 1998, 35,000 and 333,121 options to purchase common stock were exercisable under the Option Plan, respectively. In addition, as of December 31, 1997 and 1998, options for 671,500 and 160,450 shares, respectively of common stock were available for future grants under the Option Plan.

    A summary of WCI's stock option activity and related information during the period from inception (September 9, 1997) through December 31, 1997 and the year ended December 31, 1998 is presented below:


                                         NUMBER OF       WEIGHTED AVERAGE
                                      SHARES (OPTIONS)    EXERCISE PRICE
                                      ----------------   ----------------
Outstanding at inception..........             --              $  --
Granted...........................        528,500                4.92
                                         --------
Outstanding as of December 31, 1997       528,500                4.92
Granted (unaudited)...............        511,050                9.58
Forfeited (unaudited).............          2,874                5.00
Exercised (unaudited).............         57,912                4.69
                                         --------
Outstanding as of December 31, 1998       978,764                7.38
                                         ========

    The following table summarizes information about stock options outstanding as of December 31, 1998:

                                            OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
                                   -------------------------------------  ------------------------
                                                             WEIGHTED
                                                              AVERAGE
                                                WEIGHTED     REMAINING                   WEIGHTED
                                                AVERAGE     CONTRACTUAL                  AVERAGE
                                                EXERCISE       LIFE                      EXERCISE
EXERCISE RANGE                      SHARES       PRICE      (IN YEARS)     SHARES         PRICE
--------------                      ------     ---------    -----------    ------        --------
$ 2.80 to  5.00 ............       544,099      $ 2.92          8.9        190,869       $ 2.97
$ 6.00 to  9.50 ............        62,415        8.42          8.9         14,582         8.01
$10.50 to 12.50 ............       240,000       11.06          9.2         80,003        11.05
$15.19 to 19.00 ............        95,750       17.25          9.5         47,667        16.23
$21.00 to 22.13 ............        36,500       21.90          9.6             --           --
                                   -------                                 -------
                                   978,764        7.38          8.9        333,121         7.04
                                   =======                                 =======

    The weighted average grant date fair values for options granted during 1997 and 1998 are as follows:

                                                       YEAR ENDED DECEMBER 31,
                                                       1997             1998
                                                       ----             ----
Exercise prices equal to market price of stock         $  --         $   5.28
Exercise  prices  less  than  market  price of
stock ........................................            --             6.52
Exercise  prices  greater than market price of
stock ........................................          0.30             3.09

    Pro Forma information regarding net income (loss) and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the period from inception (September 9, 1997) through December 31, 1997 and the year ended December 31, 1998: risk-free interest rate of 6%; and 5%, respectively; dividend yield of zero; volatility factor of the expected market price of the Company's common stock of .40 and .55, respectively; and a weighted-average expected life of the option of 4 years.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The following table summarizes the Company's pro forma net loss and pro forma basic net loss per share for the years ended December 31, 1997 and December 31, 1998:

                                                              YEAR ENDED DECEMBER 31,
                                                               1997          1998
                                                               ----          ----
Pro forma net income (loss)............                      $(3,632)      $  706
Pro forma net loss applicable to common
  stockholders.........................                       (4,163)        (211)
Pro forma basic net loss per share.....                        (0.78)       (0.02)

    During the year ended December 31, 1998, the Company recorded deferred stock compensation of $821 relating to stock options granted during the period with exercise prices less than the estimated fair value of the Company's common stock on the date of grant. The deferred stock compensation is being amortized into expense over the vesting periods of the stock options which generally range from 1 to 3 years. Compensation expense of $393 was recorded during the year ended December 31, 1998 relating to these options, and the remaining $428 will be amortized into expense in future periods.

Stock Purchase Warrants

    At December 31, 1998, the Company had outstanding warrants to purchase 1,291,135 shares of the Company's common stock at exercise prices between $0.01 and $22.13 per share. The warrants are exercisable upon vesting and notification and expire between 2000 and 2008.

    In September 1997, the Company issued a warrant to purchase 200,000 shares of the Company's common stock to the Bank that provided the line of credit and term loan payable. The exercise price of the warrant is $.01 per share and contains provisions for a cashless exercise at the bank's option. The warrant was valued at $382 on its date of issuance using the Black-Scholes pricing model with an assumed stock price volatility of .40, risk-free interest rate of 6.0%, estimated fair value of the common stock of $1.92 per share and an expected life of 7 years. The value assigned to the warrant was reflected as a discount on long-term debt. The discount was fully accreted to interest expense using the straight-line method over the expected term of the debt agreements (approximately three months). In 1998, the bank received 172,578 shares of common stock through the exercise of 172,689 warrants.

    In connection with their guarantee of certain of the Company's debt obligations, the Company issued in December 1997 warrants to purchase 841,000 shares of the Company's common stock to certain directors and stockholders of the Company. The exercise price of the warrants is $2.80 per share. The warrants were valued at $328 on their date of issuance using the Black-Scholes pricing model with an assumed stock price volatility of .40, risk-free interest rate of 6.0%, estimated fair value of the common stock of $1.92 per share and expected lives of 3 years. The value assigned to these warrants was fully amortized to interest expense over the expected term of the debt agreements (approximately three months).

    In December 1997, the Company issued to consultants warrants to purchase 15,000 shares of the Company's common stock. Warrants to purchase 10,000 and 5,000 shares of common stock had exercise prices of $5.00 per share and $2.80 per share, respectively.

    In January 1998, the Company issued a warrant to purchase 140,000 shares of its common stock to BankBoston N.A. in connection with the January Credit Facility. The exercise price of the warrant is $2.80 per share. The warrant was valued at $855 on its date of issuance using the Black-Scholes pricing model with an assumed stock price volatility of .40, risk-free interest rate of 6%, estimated fair value of the common stock of $7.50 per share and an expected life of 10 years. The value assigned to the warrant was reflected as a discount on long-term debt and accreted to interest expense using the interest method over the expected term of the January Credit Facility. The January Credit Facility was extinguished in May 1998 and the unamortized discount on the debt was expensed as an extraordinary loss on early extinguishment of debt.

    In February 1998, the Company issued warrants to purchase 200,000 shares of its common stock with an exercise price of $4.00 per share in connection with an acquisition. The warrants were valued at $954 using the Black-Scholes pricing model and recorded as an element of purchase price for the acquisition.

    In February 1998, the Company granted warrants to an employee to purchase 50,000 shares of the Company's common stock at $2.80 per share. The Company recorded stock compensation expense of approximately $240 relating to these warrants. All such warrants were exercised in 1998.

    During 1998, the Company issued warrants to certain market development consultants to purchase 67,935 shares of the Company's common stock with exercise prices ranging from $12.00 to $22.13 per share. The warrants were valued at $339 using the Black-Scholes pricing model and recorded as an element of purchase price of the related acquisitions.

11. INCOME TAXES

    The provision (benefit) for income taxes for the years ended December 31, 1996, 1997 and 1998 consists of the following:


                         PREDECESSOR
                      -------------------
                      THE DISPOSAL GROUP                     WCI
                           COMBINED                     CONSOLIDATED
                         PERIOD FROM                      YEAR ENDED
                       JANUARY 1, 1996                   DECEMBER 31,
                            THROUGH           -----------------------------------
                         JULY 31, 1996         1996           1997          1998
                      ----------------        -------        ------        ------
Current:
  Federal........            $ 207            $  587         $  804        $1,467
  State..........               --                --             --           146
Deferred:
  Federal........              298               (20)          (465)        1,272
  State..........               --                --             --           145
                             -----            ------         ------        ------
                             $ 505            $  567         $  339        $3,030
                             =====            ======         ======        ======

    Significant components of deferred income tax assets and liabilities are as follows as of December 31, 1997 and 1998:

                                                             WCI
                                                         CONSOLIDATED
                                                    -----------------------
                                                      1997          1998
                                                    ---------     ---------
  Deferred income tax assets:
    Accounts receivable reserves...............     $     8       $   152
    Amortization...............................         290            --
    Accrued expenses...........................          --             8
    Vacation accrual...........................          15             6
    State taxes................................          --            22
    Other......................................          --            49
    Net operating losses.......................          54            --
                                                    --------      --------
  Total deferred income tax assets.............         367           237
  Deferred income tax liabilities:
    Amortization...............................          --          (757)
    Depreciation...............................      (1,289)       (1,439)
    Other liabilities..........................          --          (146)
    Prepaid expenses...........................          --          (234)
                                                    --------      --------
  Total deferred income tax liabilities........       (1,289)      (2,576)
                                                    --------      --------
  Net deferred income tax liability............     $   (922)     $(2,339)
                                                    ========      ========

    The differences between the Company's provision (benefit) for income taxes as presented in the accompanying statements of operations and benefit for income taxes computed at the federal statutory rate is comprised of the items shown in the following table as a percentage of pre-tax income (loss):

                                                                         PREDECESSORS
                                               -----------------------------------------------------------
                                                THE DISPOSAL
                                                    GROUP
                                                  COMBINED
                                                 PERIOD FROM         PREDECESSORS          PREDECESSORS
                                               JANUARY 1, 1996         COMBINED              COMBINED
                                                   THROUGH           PERIOD ENDED        NINE MONTHS ENDED
                                                JULY 31, 1996      DECEMBER 31, 1996    SEPTEMBER 30, 1997
                                              ------------------  ------------------   -------------------
Income tax provision (benefit) at
  the statutory rate...................             34.0%                (34.0%)               (34.0%)
Effect of allowance....................             (16.0%)               34.0%                 34.0%
                                                    -----                -----                 -----
                                                    18.0%                  --                    --
                                                    =====                =====                 =====

                                                                          WCI
                                                                     CONSOLIDATED
                                                          ---------------------------------
                                                               YEARS ENDED DECEMBER 31,
                                                          ---------------------------------
                                                          1996           1997          1998
                                                          ----           ----          ----
Income tax  provision  (benefit) at the statutory
  rate ..........................................         34.0%         (34.0%)        34.0%
State taxes, net of federal benefit .............           --            --            4.0%
Goodwill amortization ...........................           --            --            3.0%
Tax effect of companies reporting under
Subchapter S ....................................          4.1%         (1.0%)          5.0%
Stock compensation expense ......................           --          44.0%           3.0%
Other ...........................................          1.0%          1.3%           0.8%
                                                          ----          ----           ----
                                                          39.1%         10.3%          49.8%
                                                          ====          ====           ====

12. NET INCOME (LOSS) PER SHARE INFORMATION

    The following table sets forth the calculation of the numerator and denominator used in the computation of basic and diluted net loss per share for the years ended December 31, 1996, 1997 and 1998:


                                                     DECEMBER 31,          DECEMBER
                                                        1996               31, 1997                  DECEMBER 31, 1998
                                                      BASIC AND            BASIC AND         ----------------------------------
                                                      DILUTED               DILUTED              BASIC               DILUTED
                                                     NET INCOME            NET LOSS           NET INCOME            NET INCOME
                                                     PER SHARE             PER SHARE          PER SHARE              PER SHARE
                                                    ------------         ------------        ------------          ------------
Numerator:
 Income (loss) before extraordinary item            $        884         $     (3,628)       $      3,056          $      3,056
 Redeemable convertible preferred stock
  accretion ............................                      --                 (531)               (917)                 (917)
                                                    ------------         ------------        ------------          ------------
 Income (loss) applicable to common
  stockholders before extraordinary item            $        884         $     (4,159)       $      2,139                 2,139
                                                    ============         ============        ============          ============
 Extraordinary item ....................                      --                   --              (1,027)               (1,027)
                                                    ------------         ------------        ------------          ------------
 Net income (loss) applicable to common
   stockholders ........................            $        884         $     (4,159)       $      1,112          $      1,112
                                                    ============         ============        ============          ============
Denominator:
 Weighted average common shares
  outstanding ..........................               3,443,128            5,315,695           9,903,421             9,903,421
 Dilutive effect of stock options and
  warrants outstanding .................                      --                   --                  --             1,628,930
 Incremental common shares issuable
  upon redemption of redeemable common
  stock ................................                      --                   --                  --               282,192
                                                    ------------         ------------        ------------          ------------
                                                       3,443,128            5,315,695           9,903,421            11,814,543
                                                    ============         ============        ============          ============

    As of December 31, 1998, outstanding options to purchase 87,832 shares of common stock (with exercise prices ranging from $18.62 to $22.13) could potentially dilute basic net income per share in the future and have not been included in the computation of diluted net loss per share because to do so would have been antidilutive for the period presented.

13. RELATED PARTY TRANSACTIONS

Recycling Agreement

    WCI has entered into certain transactions with Continental Paper, LLC ("Continental"), in which WCI delivers to Continental all of it's collected recyclable materials in areas in which Continental has processing facilities and Continental pays WCI market rates for the recyclable materials. Certain of WCI's stockholders are the majority owners of Continental. During the period from inception (September 9, 1997) through December 31, 1997 and the year ended December 31, 1998, the Company received, after deducting amounts paid to Continental, approximately $10 and paid approximately $108, respectively, to/from Continental in these transactions.

Operating Lease

    The Murrey Companies lease land (on which certain of their facilities are located) from a shareholder of the Murrey Companies. This lease is pursuant to an informal arrangement whereby the Murrey Companies pay all of the property taxes and other expenses associated with the leased land in lieu of monthly rent. These payments totaled approximately $10 during each of the years ended December 31, 1996, 1997 and 1998.

Advances

    As of December 31, 1997 and 1998, the Murrey Companies had non-interest bearing advances payable to one of their shareholders totaling $543.

Disposal Fees

    During the years ended December 31, 1996, 1997 and 1998, the Murrey Companies paid $7,730, $8,592 and $8,816, respectively, in disposal fees to a landfill that is owned and operated by a company in which one of the Murrey Companies' shareholders has an approximate 33% ownership interest.

14. EMPLOYEE BENEFIT PLAN

    WCI has a voluntary savings and investment plan (the "401(k) Plan"). The 401(k) Plan is available to all eligible, non-union employees of WCI. Under the 401(k) Plan, WCI's contributions are 40% of the first 5% of the employee's contributions. During the period from inception (September 9, 1997) through December 31, 1997 and the year ended December 31, 1998, WCI's 401(k) Plan expense was approximately $2 and $58, respectively.

    The Murrey Companies have a voluntary savings and investment plan (the "401(k) Plan"). The 401(k) Plan is available to all eligible, non-union employees of the Murrey Companies. Under the 401(k) Plan, the Murrey Companies' contributions are at the discretion of management. During the years ended December 31, 1996, 1997 and 1998, the Murrey Companies' 401(k) Plan expense was approximately $267, $316 and $336, respectively.

15. SUBSEQUENT EVENTS

Secondary Public Offering

    Effective February 9, 1999, the Company sold approximately 4,000,000 shares of common stock at $17.50 per share. As a result of the offering, the Company received approximately $65,300 in net proceeds and used the proceeds to pay down approximately $50,200 of its then outstanding debt.

Murrey Companies Merger

     On January 19, 1999, WCI merged with Murreys Disposal Company, Inc., DM Disposal Co., Inc., American Disposal Company, Inc., and Tacoma Recycling, Inc. (Collectively, the "Murrey Companies") (Note 2). The transaction was accounted for as poolings-of-interests, whereby the Company issued 2,888,880 shares of its common stock for all of the outstanding shares of the Murrey Companies. In Connection with the merger with the Murrey Companies, the Company incurred transaction related costs of approximately $6,200, which will be charged to operations in the first quarter of 1999.

Roche and Sons, Inc. and Ritter's Sanitary Service, Inc. Mergers

     The Company merged with Roche and Sons, Inc. and Ritter's Sanitary Service, Inc. on January 8, 1999, and March 30, 1999 (Note 2), respectively. The transactions were accounted for as poolings-of-interest, whereby the Company issued a total of 554,248 shares of its common stock for all of the outstanding shares of Roche and Sons and Ritter's Sanitary Service. In connection with the mergers, the Company incurred transaction related costs of approximately $1,600, which were charged to operations during the first quarter of 1999.


Acquisition of Columbia Resource Co., L.P. and Finley-Buttes Limited Partnership (CRCFBLP)

     In March 1999, the Company acquired the stock of two companies that are the sole partners of CRCFBLP. total consideration paid for CRCFBLP was approximately $66,900 in cash.

New Credit Facility

     In March 1999, the Company obtained commitments from a syndicate of banks led by BankBoston, N.A., which increased the Company's borrowing capacity from $125,000 to $225,000 and modified certain covenants. The revised credit facility matures in 2004.

                                            SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WASTE CONNECTIONS, INC.
                                            (Registrant)



Date:  August 5, 1999                       By  /s/ Steven F. Bouck
                                            Steven F. Bouck
                                            Executive Vice President and
                                            Chief Financial Officer

             The following exhibits are filed herewith:

             Exhibit Number            Description
             --------------            -----------
             ex-23.1                   Consent of Ernst & Young LLP,
                                       Independent Auditors

             ex-99.1                   Schedule II

             ex-99.2                   Press release of WCI dated
                                       July 28, 1999.